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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-57013 of Nationwide Electric, Inc. of our report dated February 5, 1999 related to the consolidated financial statements of Nationwide Electric, Inc. and subsidiaries, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-57013 of Nationwide Electric, Inc. of our report dated August 21, 1998 related to the consolidated financial statements of The Allison Company and subsidiary, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-57013 of Nationwide Electric, Inc. of our report dated June 12, 1998 related to the consolidated financial statements of Henderson Electric Co., Inc. and subsidiaries, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
February 8, 1999